FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173
Joele Frank / Steve Frankel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Express Scripts To Distribute Definitive Proxy Materials to Caremark Stockholders
Express Scripts Urges Caremark Stockholders to Vote the GOLD Proxy Card
Against the Acquisition By CVS
St. Louis, January 24, 2007 – Express Scripts, Inc. (Nasdaq: ESRX) today announced that it will commence distributing its definitive proxy materials to all Caremark Rx, Inc. (NYSE: CMX) stockholders in connection with Caremark’s special meeting of stockholders to be held on February 20, 2007. Express Scripts also announced that it will distribute the following letter to Caremark stockholders:
January 24, 2007
PROTECT YOUR CAREMARK INVESTMENT
VOTE AGAINST THE PROPOSED CVS MERGER
Dear Caremark Stockholder:
Since we announced our superior offer to acquire Caremark on December 18, 2006, we have repeatedly appealed to Caremark’s Board of Directors to engage with Express Scripts. To date, your Board of Directors has rejected our superior offer and refused even to engage in a conversation with us about our superior offer. How can Caremark’s Board of Directors fail to invite Express Scripts in to validate our superior offer?
Given that the Caremark Board of Directors has stonewalled our efforts to meet for reasons unknown, we have taken a number of significant steps to move forward with our superior offer and appeal directly to Caremark stockholders:
o	Launched our superior exchange offer based on the terms offered to Caremark’s Board of Directors;

o	Executed commitment letters with Citigroup Corporate and Investment Banking and Credit Suisse to fully finance the proposed transaction;

o	Filed the premerger notification and report form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act; and

o	Nominated a slate of independent directors to Caremark’s Board of Directors.

Express Scripts is ready to begin due diligence immediately. Instead of considering all options, Caremark’s Board of Directors is adhering to a highly unusual interpretation of the $675 million breakup fee. Caremark is treating the fee as a “price of admission” for a conversation, rather than as a termination fee which will be paid to Caremark under certain circumstances upon termination of its merger agreement with CVS. How can this approach, which discourages higher offers from third parties, be in the best interests of Caremark stockholders?
VOTE YOUR GOLD PROXY CARD AGAINST THE CVS TRANSACTION TODAY
We urge you to VOTE AGAINST the Caremark Board’s proposal to adopt the plan of merger with CVS and send a message to the Caremark Board that it must engage in a discussion with Express Scripts about our clearly superior offer.
VOTE YOUR GOLD PROXY CARD AGAINST THE CVS ACQUISITION AND PROTECT YOUR RIGHT TO RECEIVE A SUPERIOR OFFER FOR YOUR CAREMARK SHARES BEFORE VOTING, CONSIDER THE FOLLOWING:
A New Week, A New Synergy Number
The synergies claimed in the CVS acquisition of Caremark have grown inexplicably since our superior offer was announced to now include $800 million to $1 billion of revenue synergies never previously communicated to the market. Nevertheless, there has been no promise that these purported returns will be passed on to Caremark stockholders, as is customarily demanded by the Board of the acquired company. Furthermore, revenue is not the same as profit – no matter how great the supposed revenue synergy, there’s no way to know what that would mean for your bottom line. In addition, Caremark stockholders have been offered a special dividend which works out to $1.09 when you subtract the portion the stockholders are funding themselves given their 45.5% ownership of the combined CVS/Caremark.
On the other hand, Express Scripts has confidence in our estimated synergies for an Express Scripts/Caremark combination. If given the opportunity, we could present our case to Caremark. However, Caremark’s response has been to dismiss our synergies sight unseen, instead of affirming them through a coordinated process with us.
Caremark stockholders are being offered CVS stock as currency in a transaction that will dilute the trading multiple of the shares they own in Caremark. In the proposed Express Scripts transaction, you would receive $29.25 in cash and 0.426 shares of Express Scripts stock for each share of Caremark stock.
As you weigh the uncertainty and future potential of the proposed CVS-Caremark transaction, we urge you to consider this fact: The total return for stockholders of Express Scripts has outstripped the total return for stockholders of CVS by over 1,000% over the past 10 years.
History Shows – Vertical Transactions Fail and Destroy Value
History is a good indicator that putting two PBMs together delivers superior value to stockholders, plan sponsors and patients. We know from our previous discussions with Caremark management that they believe in putting PBMs together and understand the synergy benefits. History also dictates that, over time, vertical transactions – like the proposed acquisition of Caremark by CVS – destroy value. There is a fundamental difference between business models and interests of PBMs and retailers which means conflicts of interest in drug choice, utilization, distribution channel and working with competing retailers. Vertical transactions do not put the customer first – that’s why they lose.

Where value has been destroyed, it was not because the PBMs were bad companies, but because their competitiveness and ability to grow in their markets was constrained by operating within the vertical confines of the acquiring company. For example, when PCS was eventually returned to PBM ownership in the form of AdvancePCS, the company grew steadily. The same is true of DPS under Express Scripts ownership – an example of how successful acquisitions and strong organic growth drive increased value for stockholders. If history repeats itself, the CVS proposal could destroy significant stockholder value for CVS and Caremark. Caremark stockholders could lose over $8 per share. It’s value destruction all over again.
Proven and Inherent Value in Horizontal Transactions
Since 1998, Express Scripts has created real value for stockholders by making five successful horizontal acquisitions and then integrating them into its business. As we noted earlier, both the Boards of Express Scripts and Caremark have seriously considered a value enhancing horizontal merger on numerous occasions over the last six years. At the end of the day, the driving consideration was whether an agreement could be reached on the premium required to acquire the target company. Given that history, why should you settle for a CVS deal with little to no premium? Express Scripts continues to believe that the strategic and financial merits of a combination with Caremark are compelling and offer greater opportunity in terms of growth and value creation for stockholders. Express Scripts has enjoyed the strongest claims growth throughout its most recent PBM acquisitions, notwithstanding any accusations to the contrary. Furthermore, each time Express Scripts has acquired another PBM, the combined businesses increased in the number of customers beyond what both had at the time of acquisition. Successful acquisitions and strong organic growth are core competencies of Express Scripts and have driven increased stockholder value.
Retention by Innovation
The Express Scripts business model delivers proven organic growth. We are meeting and exceeding expectations and continue to produce outstanding results for stockholders, plan sponsors and patients. Our plan sponsors and patients are continually offered innovative products and services, and this execution of innovation underpins our first rate client retention. We will continue to operate in a dynamic environment where our ongoing innovation and execution help to fuel our growth in the marketplace.
An Express Scripts-Caremark combination would pool our strengths in innovation, resulting in even better products and services. We will meet and lead market needs. The horizontal integration of Express Scripts and Caremark would allow for significant upgrades in expertise, bringing together the best and brightest PBM experts to help plan sponsors meet upcoming challenges in pharmacy management. The CMX/CVS proposed vertical integration leaves expertise “as is”, with little or no overlap except the prospect of selling retail products to patients as they wait in line for their prescriptions to be filled.
Your vote is important, no matter how many or how few Caremark shares you own. YOU ARE THE TRUE OWNERS OF CAREMARK – DEMAND THAT THE CAREMARK BOARD MAXIMIZE STOCKHOLDER VALUE BY VOTING YOUR GOLD PROXY CARD AGAINST THE CVS TRANSACTION.
Sincerely,
/s/ George Paz
George Paz
President, Chief Executive Officer
and Chairman of the Board

If you have any questions or need assistance in voting your shares, please contact:
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: expressscripts@mackenziepartners.com
Skadden, Arps, Slate, Meagher & Flom LLP and Arnold & Porter LLP are acting as legal counsel to Express Scripts, and Citigroup Corporate and Investment Banking and Credit Suisse are acting as financial advisors. MacKenzie Partners, Inc. is acting as proxy advisor to Express Scripts.
About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.

Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts has filed a preliminary proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that preliminary proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they becomes available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.

Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction or regarding Caremark’s special meeting to approve the proposed merger with CVS. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
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